UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

GENOCEA BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36289	51-0596811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor Cambridge, MA	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 876-8191

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2017, Dr. Kevin Bitterman notified Genocea Biosciences, Inc. (the “Company”) of his desire to retire from the Board of Directors (the “Board”) of the Company, effective February 28, 2017. Dr. Bitterman has served on the Board since 2006 and has also served as a member of the Nominating and Governance Committee and the Compensation Committee. Mr. Bitterman’s resignation was not a result of or caused by any disagreement with the Company.

On March 3, 2017, the Board elected Howard Mayer, M.D. age 54, to the Board as an independent director, effective March 6, 2017. Dr. Mayer will be a Class I director of the Company and will be nominated for re-election at the annual meeting of the stockholders of the Company to be held in 2018.

Dr. Mayer is currently senior vice president and head of global clinical development at Shire plc. Dr. Mayer joined Shire in 2012 and is responsible for global clinical development across hematology, immunology, oncology, genetic diseases, GI/metabolic, neuroscience and ophthalmology therapeutic areas. Previously he served as chief medical officer at EMD Serono, a division of Merck KGaA, since 2009. Prior to that, he held a variety of global roles at Pfizer Inc. including head of clinical development and medical affairs for Virology/Infectious Diseases. Prior to joining Pfizer, he served as director of Infectious Diseases Clinical Research at Bristol-Myers Squibb for five years. Dr. Mayer obtained his BA from the University of Pennsylvania and his M.D. from Albert Einstein College of Medicine in New York, which was followed by an internship and residency at Mount Sinai Hospital and an Infectious Diseases fellowship at Harvard Medical School. He currently serves on the scientific advisory boards of Macrolide Pharmaceuticals, and Arsanis Biosciences, and has served on the board of Autism Speaks in New England since 2011 and on the board of the Melmark Charitable Foundation since 2016. In 2011, he was honored by PharmaVoice as one of the 100 Most Inspiring People in the Life Sciences Industry.

Dr. Mayer will receive compensation from the Company for his service as a director in accordance with the Company’s non-employee director compensation policy, including an annual director fee of $35,000. Pursuant to the Company’s non-employee director compensation policy and its 2014 Equity Incentive Plan and non-qualified stock option award agreement, Dr. Mayer received an award of stock options to purchase 25,000 shares of the Company’s common stock on March 6, 2017.

In accordance with the Company’s customary practice, the Company has entered into an indemnification agreement with Dr. Mayer, which requires the Company to indemnify him against certain liabilities that may arise in connection with his status or service as a director. The indemnification agreement also provides for an advancement of expenses incurred by Dr. Mayer in connection with any proceeding relating to his status as a director. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-197247), and which is incorporated herein by reference.

There is no arrangement or understanding between Dr. Mayer and any other person pursuant to which Dr. Mayer was selected as a director. Other than as described above, there are no transactions involving Dr. Mayer requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

A press release announcing Dr. Mayer’s election to the Board is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

Date: March 6, 2017	By:	/s/ Jonathan Poole
Jonathan Poole
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Genocea Biosciences, Inc. dated March 6, 2017.

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